Exhibit 10.1

EXECUTION VERSION

$60,000,000

Egalet Corporation

5.50% Convertible Senior Notes due 2020

Purchase Agreement

April 1, 2015

JMP Securities LLC

Guggenheim Securities, LLC

As Representatives of the Initial Purchasers listed in Schedule 1 hereto

c/o JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, NY 10017

Ladies and Gentlemen:

Egalet Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $60,000,000 principal amount of its 5.50% Convertible Senior Notes due 2020 (the “Underwritten Securities”) and, at the option of the Initial Purchasers, up to an additional $9,000,000 principal amount of its 5.50% Convertible Senior Notes due 2020 (the “Option Securities”) if and to the extent that the Initial Purchasers shall have determined to exercise the option to purchase such 5.50% Convertible Senior Notes due 2020 granted to the Initial Purchasers in Section 2 hereof.  The Underwritten Securities and the Option Securities are herein referred to as the “Securities”.  The Securities will be issued pursuant to an Indenture expected to be dated as of April 7, 2015 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).  The Securities will be convertible into cash and shares, if any (the “Underlying Securities”), of common stock of the Company, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Indenture.

The Company hereby confirms its agreement with the Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.                                      The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom.  The Company has prepared a preliminary offering memorandum dated March 25, 2015 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities.  Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Purchase Agreement (this “Agreement”).  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.  References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum (each, an “Applicable Memorandum” and collectively, the “Applicable Memoranda”) shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.

At or prior to 9:00 A.M., New York City time, on the date of this Agreement (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

2.                                      Purchase and Resale of the Securities.  (a)  On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Company agrees to issue and sell the Underwritten Securities to the Initial Purchasers as provided in this Agreement, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company the respective principal amount of Underwritten Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 94.0% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from April 7, 2015 to the Closing Date (as defined below).

In addition, the Company agrees to issue and sell the Option Securities to the Initial Purchasers as provided in this Agreement, and the Initial Purchasers, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price.

If any Option Securities are to be purchased, the amount of Option Securities to be purchased by each Initial Purchaser shall be the amount of Option Securities which bears the same ratio to the aggregate amount of Option Securities being purchased as the amount of Underwritten Securities set forth opposite the name of such Initial Purchaser in Schedule 1 hereto (or such amount increased as set forth in Section 11 hereof) bears to the aggregate amount of Underwritten Securities being purchased from the Company by the Initial Purchasers, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representatives in their reasonable discretion shall make.

The Initial Purchasers may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company.  Such notice shall set forth the aggregate amount of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof).  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)                                 The Initial Purchasers hereby advise the Company that they intend to offer the Securities for resale on the terms set forth herein and in the Time of Sale Information.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)                                     it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii)                                  it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)                               it has not sold the Securities as part of the initial offering except to persons (including the relevant principal in the case of any offer or sale involving a fiduciary or agent) whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A.

(c)                                  Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(f) and 7(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above, and each Initial Purchaser hereby consents to such reliance.

(d)                                 The Company acknowledges and agrees that the Initial Purchasers may, in accordance with applicable law, offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)                                  The Company acknowledges and agrees that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company or any other person.  Additionally, neither the Representatives nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Initial Purchaser shall have any responsibility or liability to the Company with respect thereto.  Any review by the Representatives or any Initial Purchaser of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company or any other person.

3.                                      Payment and Delivery.  Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Securities, at the offices of Cooley LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, VA 20190, at 10:00 a.m., New York City time, on April 7, 2015, or at such other time or place on the same or such other date, including by electronic exchange of documents, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing, or, in the case of the Option Securities, on the date and at the time and place specified by the Representatives in the written notice of the Initial Purchasers’ election to purchase such Option Securities.  The time and date of such payment for the Underwritten Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the Initial Purchasers of the Securities to be purchased on such date of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company.  The Global Note will be made available for inspection by the Representatives at the office of JMP Securities LLC set forth above not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

4.                                      Representations and Warranties of the Company.  The Company represents and warrants to each Initial Purchaser that:

(a)                                 Preliminary Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives or its counsel expressly for use in any Preliminary Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b)                                 Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives or its counsel expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(c)                                  Additional Written Communications.  Other than the Preliminary Offering Memorandum and the Offering Memorandum, the Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to (x) any “written communication” that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) each electronic road show that is a “written communication” within the meaning of the Securities Act and any other written communications approved in writing in advance by the Representatives, in each case used in accordance with Section 5(c) or (y) any general solicitation.  Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives or its counsel expressly for use in such Issuer Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 8(b) hereof.  Each such Issuer Written Communication, as of its issue date and at all subsequent times through the completion of the offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 5(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Time of Sale Information or the Offering Memorandum, including any document incorporated by reference therein.

(d)                                 Offering Memorandum.  As of the date of the Offering Memorandum and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Offering Memorandum does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives or its counsel expressly for use in the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(e)                                  Incorporated Documents.  The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when filed with the Securities and Exchange Commission (the “Commission”) (or, in the case of documents that have been amended by amendments filed with the Commission and incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when so amended), conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and when filed with the Commission (or, in the case of documents that have been amended by amendments filed with the Commission and incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, upon the filing of such amendment) did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   Organization and Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Applicable Memoranda and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the business, properties, financial position, results of operations or business prospects of the Company and its Subsidiaries taken as a whole or would prevent or impair the consummation of the transactions contemplated by this Agreement (a “Material Adverse Effect”).

(g)                                  Organization and Good Standing of the Company’s subsidiaries. Each subsidiary of the Company (each a “Subsidiary”) has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Applicable Memoranda, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the company and the Subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The Subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) of the Company.

(h)                                 Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of their operations and the consolidated changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its Subsidiaries and presents fairly in all material respects the information shown thereby; the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Time of Sale Information and the Offering Memorandum; assuming the Time of Sale Information and the Offering Memorandum were a prospectus included in a registration statement under the Securities Act, there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Time of Sale Information or the Offering Memorandum (or any document incorporated by reference) that are not included or incorporated by reference as required; the Company and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) that, assuming the Time of Sale Information and the Offering Memorandum were a prospectus included in a registration statement under the Securities Act, would be required to be described in the Time of Sale Information or Offering Memorandum.

(i)                                     No Material Adverse Change.  Except as described in the Time of Sale Information or the Offering Memorandum, since the date of the most recent financial statements of the Company included or incorporated by reference therein, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its Subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(j)                                    Capitalization.  The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading

“Capitalization”; such authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum; there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except (A) as referred to or incorporated by reference in the Time of Sale Information and the Offering Memorandum, (B) for shares of Common Stock and options to purchase shares of Common Stock granted under, or contracts or commitments pursuant to, the Company’s previous or currently existing stock option and other similar officer, director or employee benefit plans, and (C) subsequent issuances, if any, pursuant to this Agreement; except for stock purchase plans or as set forth or incorporated by reference in the Time of Sale Information and the Offering Memorandum, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which it is bound, granting to any person the right to require either the Company to file a registration statement under the Securities Act with respect to any securities of the Company or requiring the Company to include such securities with the Securities registered pursuant to any registration statement; the shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for such liens, charges, encumbrances, security interests or claims that would not individually or in the aggregate, have a Material Adverse Effect.

(k)                                 Stock Options.  Except as described in each of the Time of Sale Information and the Offering Memorandum, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its Subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, (iii) each such grant was made in accordance with the material terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of The NASDAQ Global Market (“NASDAQ”) and any other exchange on which Company securities are traded and (iv) each such grant was or has now been properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws, except, in the cases of clauses (i), (ii), (iii), and (iv), where any such failure, violation or default that would not individually or in the aggregate, have a Material Adverse Effect.

(l)                                     Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction

Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(m)                             The Indenture.  The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(n)                                 The Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(o)                                 The Securities.  The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(p)                                 The Underlying Securities.  The maximum number of shares of Underlying Securities issuable upon conversion of the Securities (including the maximum number of shares of Underlying Securities that may be issued upon conversion of the Securities in connection with a Make-Whole Fundamental Change (as such term is defined in the Indenture), and assuming the Company elects to issue and deliver solely shares of Underlying Securities in respect of all such conversions) (the “Maximum Number of Underlying Securities”) have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such Maximum Number of Underlying Shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability solely by reason of being such a holder; and the issuance of such Maximum Number of Underlying Shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

(q)                                 Descriptions of Certain Transaction Documents.  The Common Stock and the Indenture will conform in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(r)                                    No Violation or Default.  Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or bylaws (or other organization documents) or (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, or (iii) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (iv) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (ii), (iii) and (iv), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect.

(s)                                   No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Maximum Number of Underlying Securities upon conversion thereof) and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Memorandum will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of the Subsidiaries, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)                                    No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Maximum Number of Underlying Securities upon conversion thereof) and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Memorandum, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, and except for the other consents, approvals, authorizations, orders, registrations or qualifications expressly contemplated by this Agreement.

(u)                                 Legal Proceedings.  Other than as set forth in the Time of Sale Information and Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or which are required to be described in the Applicable Memoranda; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(v)                                 Independent Accountants.  Grant Thornton LLP, who has certified certain financial statements of the Company’s Subsidiaries are independent public accountants as required by the Securities Act and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).  The financial statements, together with related schedules and notes, included in the Applicable Memoranda comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company’s Subsidiaries on the basis stated in the Applicable Memoranda at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included or incorporated by reference in the Applicable Memoranda present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Applicable Memoranda.

(w)                               Title to Real and Personal Property.  Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Applicable Memoranda except where such failure of good and marketable title, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary.

(x)                                 Intellectual Property.  The Company and the Subsidiaries own or possess, all inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on their businesses as described in the Applicable Memoranda, except where the failure to possess sufficient rights to such Intellectual Property would not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property, apart from any correspondence received from any intellectual property office during prosecution of the Intellectual Property, or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(y)                                 No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its Subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(z)                                  Investment Company Act.  Neither the Company nor any of its Subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum,

none of them will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(aa)                          Taxes.  All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed (or the Company has properly requested and received an extension thereon) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed (or properly requested and received an extension on) all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, except insofar as the failure to file such returns or pay such taxes or assessments, individually or in the aggregate, would not result in a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(bb)                          Licenses and Permits.  The Company and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them, except where the failure to so possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits.

(cc)                            No Labor Disputes.  No material labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, is imminent.  The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(dd)                          Compliance with Environmental Laws.  Neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(ee)                            Compliance with ERISA.  Each employee benefit plan, including any plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and any plan governed by laws and regulations of jurisdictions outside of the United States, that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company, any Subsidiary or their respective affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and all applicable foreign laws and regulations, except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect.  No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption.

(ff)                              Disclosure Controls.  The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that comply with the requirements of the Exchange Act. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act, and such disclosure controls and procedures are effective.

(gg)                            Accounting Controls.  The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and that are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there were no material weaknesses in the Company’s internal controls as of December 31, 2014.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(hh)                          eXtensible Business Reporting Language.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii)                                  Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts the Company deems adequate for their respective businesses as currently conducted; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that in the aggregate, would not have a Material Adverse Effect.

(jj)                                No Unlawful Payments.  Neither the Company nor any of its Subsidiaries, or to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(kk)                          Compliance with Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)                                  Compliance with OFAC.

(i)                                     Neither the Company nor any of its Subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii)                                  the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)                               For the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(mm)                  Restrictions on Subsidiaries.  Except as disclosed in the Time of Sale Information and the Offering Memorandum, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(nn)                          No Broker’s Fees.  Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than the Transaction Documents) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(oo)                          Rule 144A Eligibility.  On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system.

(pp)                          No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(qq)                          No General Solicitation.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(rr)                                Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(ss)                              No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or the Underlying Securities.

(tt)                                Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu)                          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv)                          Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate.

(ww)                      Registration Rights. Except as disclosed in the Time of Sale Information or Offering Memorandum, there are no persons with registration rights or other similar rights to have securities registered pursuant to a registration statement or otherwise registered by the Company or any Subsidiary under the Securities Act or on any public securities exchange.

(xx)                          Health Care Laws.  Except as described in the Applicable Memoranda, and except as would not, individually or in the aggregate, have or may reasonably be expected to have a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries has received any notice of adverse filing, warning letter, untitled letter or other correspondence or written notice from the U.S. Food and Drug Administration or other relevant regulatory authorities, or any other court or arbitrator or federal, state, local or foreign governmental or regulatory authority, alleging or asserting noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.) (the “FFDCA”), or similar state, federal or foreign law or regulation; (ii) the Company and each Subsidiary is and has been in compliance with applicable health care laws, including without limitation, the FFDCA and the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), and the regulations promulgated pursuant to such (a) laws, (b) comparable state laws and (c) all other local, state, federal, national, supranational and foreign laws (collectively, “Health Care Laws”); (iii) the Company and each Subsidiary possesses all licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws and/or to carry on its businesses as now or proposed to be conducted (“Authorizations”) and such Authorizations are valid and in full force and effect and neither the Company nor any Subsidiary is in violation of any term of any such Authorizations; (iv) neither the Company nor any Subsidiary received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any U.S. or non-U.S. federal, national, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”) alleging that any product operation or activity is in violation of any Health Care Laws or Authorizations or has any knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) neither the Company nor any Subsidiary has received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Authority is considering such action; and (vi) the Company and each Subsidiary has filed, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission).

(yy)                          Clinical Trials.  To the knowledge of the Company, the pre-clinical and clinical studies and trials conducted by or on behalf of the Company and each Subsidiary have been and, if still pending, are being conducted with reasonable care and in accordance with the protocols submitted to the FDA or comparable Governmental Authorities and all Health Care Laws and Authorizations; the descriptions of the results of such pre-clinical and clinical studies and trials contained in the Applicable Memoranda are accurate and complete in all material respects and fairly present the data derived from such pre-clinical and clinical studies and trials; except to the extent disclosed in the Applicable Memoranda, neither the Company nor any Subsidiary is aware of any pre-clinical or clinical studies or trials, the results of which the Company believes reasonably call into question the pre-clinical or clinical studies or trials described or referred to in the Applicable Memoranda when viewed in the context in which such results are described; and neither the Company nor any of the Subsidiaries has received any written notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any pre-clinical or clinical study or trial conducted by or on behalf of the Company or any Subsidiary.

(zz)                            Material Relationship.  Except as disclosed in the Applicable Memoranda, neither the Company nor any Subsidiary (i) has any material lending or similar relationship with any Initial Purchaser or lending affiliate of any Initial Purchaser and (ii) intends to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Initial Purchaser.

(aaa)                   Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Section 302 and 906 related to certifications.

5.                                      Further Agreements of the Company.  The Company covenants and agrees with each Initial Purchaser that:

(a)                                 Delivery of Copies.  The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication (other than electronic road show presentations) and the Offering

Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

(b)                                 Offering Memorandum, Amendments or Supplements.  Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representatives reasonably object.

(c)                                  Additional Written Communications.  Before using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.

(d)                                 Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the resales of the Securities by the Initial Purchasers as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Ongoing Compliance of the Offering Memorandum and Time of Sale Information.  (1) If at any time prior to the completion of the resales of the Securities by the Initial Purchasers (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

(f)                                   Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)                                  Clear Market.  Without the prior written consent of the Representatives, the Company will not, during the period ending 90 days after the date of the Offering Memorandum, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (1) the issuance of equity based awards granted pursuant to the Company’s benefit plans existing on the date hereof that are referred to in the Offering Memorandum, as such plans may be amended, (2) the issuance of shares of Common Stock upon the exercise of any such equity based awards, (3) any shares of stock of the Company issued upon the conversion of securities outstanding on the date of this Agreement and described in the Time of Sale Information, (4) the filing of a registration statement on Form S-8 relating to the shares of Common Stock granted pursuant to the Company’s equity incentive plans existing as of the Closing Date, and (5) shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock issued, sold or delivered in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (x) the aggregate number of shares of Common Stock issued or issuable does not exceed 5% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Underwritten Securities, and (y) each recipient of any such shares or other securities agrees to restrictions on the resale of such securities that are consistent with the lock-up letter set forth in Exhibit A hereof for the remainder of the 90-day restricted period.

(h)                                 Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds”.

(i)                                     Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, the Maximum Number of Underlying Securities for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities (assuming the maximum conversion rate under any “make-whole” adjustment applies).  The Company will use its reasonable best efforts to cause the Maximum Number of Underlying Securities to be listed on NASDAQ and maintain such listing.

(j)                                    Supplying Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k)                                 DTC.  The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)                                     No Resales by the Company.  During the period from the Closing Date until one year after the Closing Date or the Additional Closing Date, if applicable, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Security no longer being a “restricted security” (as defined in Rule 144 under the Securities Act).

(m)                             No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n)                                 No General Solicitation.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(o)                                 No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(p)                                 No Actions that Impact the Conversion Rate.  Between the date hereof and the Closing Date, the Company will not take or authorize any action that would result in an adjustment of the conversion rate of the Securities.

(q)                                 Investment Company.  During the period of one year after the Closing Date or any Additional Closing Date, if later, the Company will not be, and will not become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

6.                                      Certain Agreements of the Initial Purchasers.  Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains only “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was included (including through incorporation by reference) in the Preliminary Offering Memorandum and the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 5(c) above (including any electronic road show) or Section 5(n) above, or (iv) any written communication prepared by such Initial Purchaser and approved by the Company and the Representatives in advance in writing.

7.                                      Conditions of Initial Purchasers’ Obligations.  The obligation of each Initial Purchaser to purchase the Underwritten Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(b)                                 No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)                                  No Material Adverse Change.  No material change in the capital stock or long-term debt of the Company and no event or condition of a type described in Section 4(i) or 10 hereof shall have occurred or shall exist, which change, event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the sole judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)                                 Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of a senior executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has reviewed the Time of Sale Information and the Offering Memorandum and the representations set forth in Sections 4(b) and 4(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or such Additional Closing Date, as the case may be and (iii) to the effect set forth in paragraphs (b) and (c) above.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e)                                  Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Grant Thornton LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f)                                   Opinion and 10b-5 Statement of Counsel for the Company.  Dechert LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives.

(g)                                  Opinion of Intellectual Property Counsel for the Company.  Mayer Brown LLP, intellectual property counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives.

(h)                                 Opinion and 10b-5 Statement of Counsel for the Initial Purchasers.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Cooley LLP, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)                                     No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(j)                                    Good Standing.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in the State of Delaware and the good standing of the Company and the Company’s Subsidiaries listed on Schedule 2 in the jurisdictions listed on Schedule 2 (or the functional equivalent concept in such jurisdictions to the extent applicable), in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k)                                 DTC.  The Securities shall be eligible for clearance and settlement through DTC.

(l)                                     Listing.  A “Listing of Additional Shares Notification Form” relating to the Maximum Number of Underlying Securities shall have been submitted to The NASDAQ Stock Market, and The NASDAQ Stock Market shall have informed the Company that it has completed its review of such form.

(m)                             Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each of the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(n)                                 Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Initial Purchasers.  The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives or its counsel expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in paragraph (b) below.

(b)                                 Indemnification of the Company.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives or its counsel expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, any road show or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: (i) the fourth and fifth sentences in the third paragraph under the caption “Plan of Distribution——New Issue of Notes”; (ii) the first paragraph concerning over-allotment, stabilizing transactions and syndicate covering transactions under the caption “Plan of Distribution——Price Stabilization and Short Positions; Repurchase of Common Stock”; (iii) the names of the Initial Purchasers on the front cover page; (iv) the table between the first and second paragraph under the heading, “Plan of Distribution”; (v) the third and fourth sentences in the second paragraph under the caption “The Offering—Transfer Restrictions; Absence of a Public Market for the Notes”; and (vi) the second and third sentence under the caption “Risk Factors—We cannot assure you that an active trading market will develop for the notes.”

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded, based on the advice of counsel (including internal counsel) that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representatives and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 8, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   Non-Exclusive Remedies.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

9.                                      Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.                               Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Securities, on or prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The NASDAQ Global Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the sole judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

11.                               Defaulting Initial Purchaser.  (a)  If, on the Closing Date or the Additional Closing Date, as the case may be, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate principal amount of the Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase on such date plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase on such date) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of the Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Initial Purchasers to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of its own expenses as set forth in Section 12 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

12.                               Payment of Expenses.  (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate; (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) any fees or costs incident to listing the Underlying Securities on NASDAQ; and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.  For clarity, except as expressly required by this Section 12 or Section 8 or as otherwise agreed between the Company and any Initial Purchaser, the Company shall have no obligation to pay any costs and expenses of the Representatives or the other Initial Purchasers (including any travel expenses and the legal costs and fees of counsel to the Representatives and the other Initial Purchasers).

(b)                                 If (i) this Agreement is terminated pursuant to Section 10(ii), (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under Section 7, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

13.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of the Company and each Initial Purchaser referred to in Section 8 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

14.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

15.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the

Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; and (d) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

16.                               Miscellaneous.  (a)  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Initial Purchasers shall be given to the Representatives c/o JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, Attention: General Counsel, and c/o Guggenheim Securities, LLC, 330 Madison Avenue, New York, NY 10017, Attention: Equity Capital Markets with a copy to General Counsel.  Notices to the Company shall be given to it at Egalet Corporation, 460 East Swedesford Road, Suite 1050, Wayne, Pennsylvania 19087 (fax no.: (484) 875-9273); Attention:  Stan Musial.

(b)                                 Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)                                  Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)                                 Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)                                  Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(f)                                   Xtract Research LLC.  The Company hereby agrees that the Initial Purchasers may provide copies of the Preliminary Offering Memorandum and the Offering Memorandum relating to the offering of the Securities and any other agreements or documents relating thereto, including, without limitation, any trust indentures, to Xtract Research LLC (“Xtract”) following the completion of the offering for inclusion in an online research service sponsored by Xtract, access to which is restricted to “qualified institutional buyers” as defined in Rule 144A under the Securities Act.

(g)                                  Patriot Act Information.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the names and addresses of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

(h)                                 Entire Agreement.  This Agreement, along with the other Transaction Documents, constitute the entire agreement of the parties to this agreement, and supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof and thereof.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Egalet Corporation

By:	/s/ Robert Radie
Title: Chief Executive Officer

[Signature Page — Purchase Agreement]

Accepted as of the date hereof

JMP Securities LLC
Guggenheim Securities, LLC
For themselves and on behalf of the several
Initial Purchasers listed in Schedule 1 hereto

JMP Securities LLC

By:	/s/ David J. Kellman
Authorized Signatory

Guggenheim Securities, LLC

By:	/s/ Stuart Duty
Authorized Signatory

SCHEDULE 1

Initial Purchaser	Principal Amount

JMP Securities LLC	$36,000,000
Guggenheim Securities, LLC	$24,000,000
Total	$60,000,000

SCHEDULE 2

Significant Subsidiaries of the Company

•                  Egalet US Inc.

•                  Egalet Ltd.

ANNEX A

Additional Time of Sale Information

Pricing term sheet containing the terms of the Securities, substantially in the form of Annex B.

ANNEX B

Pricing Term Sheet

PRICING TERM SHEET	Strictly Confidential
Dated April 1, 2015

Egalet Corporation
$60,000,000
5.50% Convertible Senior Notes due 2020

The information in this pricing term sheet (the “Pricing Term Sheet”) supplements Egalet Corporation’s preliminary offering memorandum, dated March 31, 2015 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum only to the extent inconsistent with the information in the Preliminary Offering Memorandum.  In all other respects, the Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all other documents incorporated by reference therein.  Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum.  All references to dollar amounts are references to U.S. dollars.

Issuer:	Egalet Corporation, a Delaware corporation.

Ticker / Exchange for Common Stock:	EGLT / The NASDAQ Global Market (“NASDAQ”).

Title of Securities:	5.50% Convertible Senior Notes due 2020 (the “Notes”).

Aggregate Principal Amount Offered:	$60,000,000 aggregate principal amount of Notes.

Initial Purchasers’ Option to Purchase Additional Notes:	$9,000,000 aggregate principal amount of Notes.

Trade Date:	April 1, 2015.

Expected Settlement Date:	April 7, 2015.

Issue Price:	The Notes will be issued at a price of 100% of their principal amount.

Maturity:	The Notes will mature on April 1, 2020, unless earlier repurchased or converted.

Interest Rate:	5.50% per year.

Interest Payment Dates:	Interest will accrue from the Expected Settlement Date and will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2015.

NASDAQ Last Reported Sale Price on March 31, 2015:	$12.93 per share of the Issuer’s common stock.

Conversion Premium:	Approximately 15% above the NASDAQ Last Reported Sale Price on March 31, 2015.

Initial Conversion Price:	Approximately $14.87 per share of the Issuer’s common stock.

Initial Conversion Rate:	67.2518 shares of the Issuer’s common stock per $1,000 principal amount of Notes.

Conversion Rights:

Holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding January 1, 2020 only under the following circumstances:

•      on or after the date that is six months after the last date of original issuance of the Notes, if the last reported sale price of the Issuer’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending within the five trading days immediately preceding a conversion date is greater than or equal to the conversion price for the Notes on each applicable trading day;

•      during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined under “Description of Notes—Conversion Rights—Conversion upon Satisfaction of Trading Price Condition” in the Preliminary Offering Memorandum) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Issuer’s common stock and the conversion rate on each such trading day; or

•      upon the occurrence of specified corporate events described under “Description of Notes—Conversion Rights—Conversion upon Specified Corporate Events” in the Preliminary Offering Memorandum.

Use of Proceeds:

The Issuer estimates that the net proceeds from this offering will be approximately $56.0 million (or $64.0 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting initial purchaser discounts and commissions and estimated offering expenses. The Issuer intends to use the aggregate net proceeds of this offering to fund the commercialization of its approved products, OXAYDO and SPRIX, to fund research and development operations related to its product candidates, Egalet-001 and Egalet-002 and for working capital and other general corporate purposes. See “Use of Proceeds” in the Preliminary Offering Memorandum.

Interest Make-Whole Payment:

On or after the date that is six months after the last date of original issuance of the Notes, if the last reported sale price of the Issuer’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending within the five trading days immediately preceding a conversion date is greater than or equal to the conversion price for the Notes on each applicable trading day, the Issuer will, in addition to the other consideration payable or deliverable in connection with such conversion, make an interest make-whole payment to the converting holder equal to the sum of the present value of the remaining scheduled payments of interest that would have been made on the Notes to be converted had such Notes remained outstanding from the conversion date through April 1, 2018, computed using a discount rate equal to 2%. The Issuer will pay any interest make-whole payment by delivering shares of the Issuer’s common stock valued at 95% of the simple average of the daily VWAP for the 10 trading days ending on and including the trading day immediately preceding the conversion date.

2

Notwithstanding the foregoing, the number of shares the Issuer may deliver in connection with a conversion of the Notes, including those delivered in connection with an interest make-whole payment, will not exceed 77.3395 shares of the Issuer’s common stock of per $1,000 principal amount of Notes, subject to adjustment at the same time and in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum. We will not be required to make any cash payments in lieu of any fractional shares or have any further obligation to deliver any shares of our common stock or pay any cash in excess of the threshold described above. In addition, if in connection with any conversion the conversion rate is adjusted as described under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change,” then such holder will not receive the interest make-whole payment with respect to such Note.

See “Description of Notes—Conversion Rights—Interest Make-Whole Payment upon Certain Conversions” in the Preliminary Offering Memorandum.

Joint Book-Running Managers:	JMP Securities LLC Guggenheim Securities, LLC

CUSIP Number:	28226B AA2

ISIN:	US28226BAA26

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change:

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of Notes for a holder that converts its Notes in connection with a make-whole fundamental change (as defined in the Preliminary Offering Memorandum) for each stock price and effective date set forth below:

	Stock Price
Effective Date	$12.93	$15.00	$17.50	$20.00	$22.50	$25.00	$27.50	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00
April 7, 2015	10.0877	7.9907	6.2263	4.9730	4.0427	3.3284	2.7647	2.3107	1.6300	1.1505	0.8002	0.5376	0.3373	0.1840	0.0711
April 1, 2016	10.0877	7.7267	5.9309	4.6885	3.7849	3.1008	2.5676	2.1413	1.5074	1.0630	0.7393	0.4972	0.3129	0.1730	0.0708
April 1, 2017	10.0877	7.3927	5.5154	4.2755	3.4067	2.7676	2.2800	1.8960	1.3323	0.9408	0.6558	0.4418	0.2787	0.1543	0.0632
April 1, 2018	10.0877	6.8960	4.8451	3.6025	2.7942	2.2348	1.8262	1.5143	1.0674	0.7600	0.5349	0.3638	0.2313	0.1288	0.0529
April 1, 2019	10.0877	5.8767	3.5217	2.3485	1.7124	1.3312	1.0789	0.8970	0.6451	0.4723	0.3431	0.2422	0.1618	0.0970	0.0454
April 1, 2020	10.0877	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case

•    If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•    If the stock price is greater than $65.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

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•    If the stock price is less than $12.93 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 77.3395 shares of the Issuer’s common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

[Remainder of Page Intentionally Blank]

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CAPITALIZATION

The following table sets forth the Issuer’s consolidated cash and capitalization as of December 31, 2014:

•      on an actual basis;

•      on a pro forma basis to give effect to:

•      the borrowing of $15.0 million on January 8, 2015 under the Senior Secured Loan Agreement, net of lender fees paid and proceeds allocated to the Issuer’s issuance of a warrant to Hercules;

•      the Issuer’s use of cash to make certain upfront payment required under its license agreement with Acura Pharmaceuticals, Inc. entered into on January 7, 2015; and

•      the Issuer’s use of cash to acquire certain assets associated with SPRIX from Luitpold Pharmaceuticals, Inc. on January 8, 2015; and

•      on a pro forma as adjusted basis to give effect to the issuance and sale of $60 million in aggregate principal amount of Notes in this offering and the Issuer’s receipt of net proceeds therefrom, after deducting initial purchase discounts and commissions and estimated offering expenses payable by us.

The following information should be read together with the Issuer’s consolidated financial statements and accompanying Notes incorporated by reference herein and “Description of Other Indebtedness” appearing elsewhere in the in the Preliminary Offering Memorandum.

	As of December 31, 2014
	Actual	Pro Forma	Pro Forma as Adjusted
	(in thousands, except share amounts)
Cash	52,738	54,054	110,054
Debt under the Senior Secured Loan Agreement	—	14,455	14,455
Acura payment obligation	—	2,500	2,500
5.50% Convertible Senior Notes due 2020, offered hereby(1)	—	—	56,500
Stockholders’ (deficit) equity:
Common stock, $0.001 par value per share; 75,000,000 shares authorized, 17,283,663 shares issued and outstanding, actual, pro forma and pro forma as adjusted(2)	17	17	17
Additional paid-in capital(1)	121,028	121,357	121,357
Accumulated other comprehensive income	(171)	(171)	(171)
Accumulated deficit	(76,613)	(77,751)	(77,751)
Total stockholders’ (deficit) equity(1)	44,261	43,452	43,452
Total capitalization	44,261	60,407	116,407

(1)   In accordance with ASC 470-20, convertible debt instruments that may be settled entirely or partially in cash upon conversion (including the Notes) are required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s non-convertible debt interest rate. Upon issuance, a debt discount will be recognized as a decrease in debt and an increase in equity, specifically to additional paid-in capital. The debt component will accrete up to the principal amount over the expected term of the debt. Such accounting guidance does not affect the actual amount that the Issuer is required to repay. The amount shown in the table above for the Notes is the aggregate principal amount of the Notes without reflecting the debt

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discount or fees and expenses that the Issuer is required to recognize or the increase in additional paid-in capital on its consolidated balance sheet.

(2)   The outstanding share information set forth above is as of December 31, 2014 (actual and as adjusted) and excludes, as of that date:

•      2,283,840 shares of common stock reserved for future issuance under the Issuer’s 2013 Stock-Based Incentive Compensation Plan (which includes 638,548 shares of common stock issuable upon the exercise of options outstanding at December 31, 2014 at a weighted average exercise price of $7.47 per share);

•      113,421 shares of common stock issuable upon the exercise of warrants issued on January 7, 2015 at a weighted-average exercise per share price of $5.29; and

•      the shares of the Issuer’s common stock reserved for issuance upon conversion of the Notes offered hereby.

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This communication is intended for the sole use of the person to whom it is provided by the sender. This information does not purport to be a complete description of the Notes or the offering.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, or any shares of the Issuer’s common stock underlying the Notes, nor shall there be any sale of the Notes, or any shares of the Issuer’s common stock underlying the Notes, in any state in which such solicitation or sale would be unlawful prior to registration or qualification of the Notes or such common stock under the laws of any such state.

Neither the Notes nor the shares of common stock issuable upon conversion of the Notes, if any, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and neither may be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any other applicable securities laws. Accordingly, the Notes are being offered and sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act). The Notes are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Memorandum.

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT A

Form of Lock-Up Letter

EGALET CORPORATION

460 E. Swedesford Road

Suite 1050

Wayne, PA 19087

JMP SECURITIES LLC

GUGGENHEIM SECURITIES, LLC

c/o JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

Ladies and Gentlemen:

The undersigned refers to the proposed Purchase Agreement (the “Purchase Agreement”) between Egalet Corporation, a Delaware corporation (the “Company”) and the several initial purchasers named therein (the “Initial Purchasers”).  As an inducement to the Initial Purchasers to execute the Purchase Agreement in connection with the proposed offering of Senior Convertible Notes due 2020 (the “Securities”), which Securities are convertible into shares of the Company’ common stock, par value $0.001 per share (the “Common Stock”), the undersigned hereby agrees that from the date set forth on the final offering memorandum used to sell the Securities (the “Offering Date”) and until 90 days after the Offering Date, pursuant to the Purchase Agreement (such 90-day period being referred to herein as the “Lock-Up Period”), to which you are or expect to become parties, the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company (together with the Common Stock, the “Restricted Securities”) for the benefit of the undersigned or such spouse or family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any of the Restricted Securities or securities convertible into or exchangeable or exercisable for any of the Restricted Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, whether any such aforementioned transaction is to be settled by delivery of the Restricted Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of JMP Securities LLC and Guggenheim Securities, LLC (together, the “Representatives”), which consent may be withheld in the Representatives’ sole discretion.

The foregoing restrictions shall not apply to (i) bona fide gifts by the undersigned, (ii) the surrender or forfeiture of Restricted Securities to the Company to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards, (iii) transfers of Restricted Securities or any security convertible into or exercisable for Restricted Securities to an immediate family member or a trust for the benefit of the undersigned or an immediate family member or to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held exclusively by the undersigned and/or one or more family members of the undersigned in a transaction not involving a disposition for value, (iv) transfers of Restricted Securities or any security convertible into or exercisable for Restricted Securities upon death by will or intestate succession, (v) the exercise of any option, warrant or other right to acquire Restricted Securities, the settlement of any stock-settled stock appreciation rights, restricted stock or restricted stock units or the conversion of any convertible security into Restricted

Securities, (vi) securities transferred to one or more affiliates of the undersigned and distributions of securities to partners, members or stockholders of the undersigned, (vii) transactions relating to securities acquired in open market transactions after the Offering Date, and (viii) transactions effectuated pursuant to a trading plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act existing on the date hereof, provided that any sales or other dispositions of Restricted Securities shall not exceed 15,146 shares in the aggregate during the Lock-Up Period or the entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for any sales or other dispositions of Restricted Securities during the Lock-Up Period and no public announcement or filing under the Exchange Act is made by or on behalf of the undersigned or the Company regarding the establishment of such plan; provided that, in the case of a transfer or distribution pursuant to the preceding clauses (i), (iii), (iv), (v) or (vi), (A) each resulting transferee or recipient, as the case may be, of the Restricted Securities executes and delivers to the Representatives an agreement satisfactory to the Representatives certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto and to the extent any interest in the Restricted Securities is retained by the undersigned (or such spouse or family member), such securities shall remain subject to the restrictions contained in this Agreement and (B) no public filing under Section 13 or Section 16(a) of the Exchange Act (other than a Form 5), or other public announcement, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer or distribution.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 90 days after the Offering Date, without the prior written consent of the Representatives (which consent may be withheld in each Representative’s sole discretion): (i) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Restricted Security or any security convertible into or exercisable or exchangeable for any Restricted Security and (ii) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

Any Restricted Security received upon exercise of options granted to the undersigned will also be subject to this Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (i) decline to make any transfer of Restricted Securities if such transfer would constitute a violation or breach of this Agreement and (ii) place legends and stop transfer instructions on any such Restricted Securities owned or beneficially owned by the undersigned.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules.  This Agreement shall lapse and become null and void if the Offering Date shall not have occurred on or before (i) such time as the Representatives, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Purchase Agreement that it has determined not to proceed with the offering, (ii) termination of the Purchase Agreement or (iii) on May 31, 2015, in the event the Purchase Agreement has not been executed by that date (provided, however, that the Company may extend the May 31, 2015 date by three months with written notice to the undersigned prior thereto).

Very truly yours,

Printed Name:
Date: